Exhibit 10.15

LOAN AGREEMENT

         THIS AGREEMENT is made this 29th day of October, 2002 by and among UNION PLANTERS BANK, N.A., a national banking association BIOANALYTICAL SYSTEMS, INC., an Indiana corporation ("BAS"), and BAS EVANSVILLE, INC., an Indiana corporation ("BAS Evansville").

RECITALS

        A.         Borrowers have requested certain credit facilities for the purpose of refinancing existing indebtedness and funding construction in West Lafayette and Mount Vernon, Indiana.

        B.         Lender has agreed to provide the credit facilities requested by Borrowers, upon the terms and subject to the conditions set forth in this Agreement.

TERMS

         In consideration of the premises and the mutual promises set forth in this Agreement, and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

        1.         Definitions. As used herein:

            a.         “ADA Agreement” means the agreement concerning compliance with the Americans with Disabilities Act more particularly described in Section 5(a), including any amendment, modification or replacement thereof.

b. “Advance” means a disbursement of the proceeds of a Loan.

c. “Agreement” or “Loan Agreement” means this Loan Agreement, as amended from time to time.

d. “Borrower” or “Borrowers” means, individually and collectively as the context requires, BAS and BAS Evansville.

e. “Business Day” means a day on which the principal domestic office of the Bank is open for the purpose of conducting substantially all of its business activities.

f. “Environmental Certificate” means the certificate concerning environmental matters described in Section 5(a).

g. “Financing Statements” shall have the meaning ascribed to such term in Section 5(a), including any amendment, modification or replacement thereof.

h. “Fixtures” shall have the meaning ascribed to such term in the Indiana Uniform Commercial Code, as in effect from time to time.

            i.         “GAAP” means generally accepted accounting principles in the United States of America from time to time as promulgated by the Financial Accounting Standards Board and recognized and interpreted by the American Institute of Certified Public Accountants.

j. “Indebtedness” means the debt obligation evidenced by the Promissory Notes.

            k.         “Instruments” means the Promissory Notes, the Mortgage (West Lafayette), the Mortgage (Mount Vernon), the Rent Assignment (West Lafayette), the Rent Assignment (Mount Vernon), the ADA Agreement, the Environmental Certificate, the Financing Statements and any and all other loan instruments, agreements and documents evidencing, securing or related to the Loans.

l. “Lender” means Union Planters Bank, N.A., a national banking association, its successors and assigns.

m. “Loan Closing” means the closing of the Loans as more particularly described in Section 5.

n. “Loan (Mount Vernon)” means the secured construction/term loan more particularly described in Section 4, including any extension or renewal thereof.

o. “Loan (West Lafayette)” means the secured construction/term loan more particularly described in Section 3, including any extension or renewal thereof.

            p.         “Loan (Mount Vernon) Conversion Date” means April 18, 2003, the date on which Borrowers may no longer receive advances on the Loan (Mount Vernon) Promissory Note and by which the construction of the Project (Mount Vernon) shall be substantially complete.

            q.         “Loan (West Lafayette) Conversion Date” means April 18, 2004, the date on which BAS may no longer receive advances on the Loan (West Lafayette) Promissory Note and by which the construction of the Project (West Lafayette) shall be substantially complete.

r. “Loan (Mount Vernon) Maturity Date” means May 1, 2008, the date on which the indebtedness evidenced by the Loan (Mount Vernon) Promissory Note is due and payable in full.

s. “Loan (West Lafayette) Maturity Date” means November 1, 2012, the date on which the indebtedness evidenced by the Loan (West Lafayette) Promissory Note is due and payable in full.

t. “Loan (Mount Vernon) Promissory Note” means the promissory note more particularly described in Section 5(a), including any amendment, modification, renewal, extension or replacement thereof.

u. “Loan (West Lafayette) Promissory Note” means the promissory note more particularly described in Section 5(a), including any amendment, modification, renewal, extension or replacement thereof.

v. “Loans” means, collectively, the Loan (Mount Vernon), the Loan (West Lafayette) and the Term Loan.

            w.         “Material Adverse Effect” means any event, circumstance or condition that could reasonably be expected to have a material adverse effect on (a) the business, operations, financial condition, properties or prospects of Borrowers, (b) the ability of Borrowers to perform their respective obligations under the Instruments, (c) the validity or enforceability of any of the Instruments, or any material provision thereof or any transaction contemplated thereby, or (d) the rights and remedies of Lender under any of the Instruments.

x. “Mortgage (Mount Vernon)” means the mortgage and security agreement described in Section 5(a), including any amendment, modification or replacement thereof.

y. “Mortgage (West Lafayette)” means the mortgage and security agreement described in Section 5(a), including any amendment, modification or replacement thereof.

            z.         “Permitted Exceptions” means (a) the lien of current real property taxes not then due and payable, (b) leases to tenants, copies of which have been provided to Lender, and (c) easements and restrictions and other matters that are described in the title insurance commitment for the Real Estate (Mount Vernon) or the Real Estate (West Lafayette), as applicable, as exceptions which are acceptable to Lender in its sole discretion.

aa. “Project (Mount Vernon)” means the construction of a new office/laboratory facility located at 1024 Middle Mount Vernon Road, Mount Vernon, Indiana.

bb. “Project (West Lafayette)” means the expansion of BAS'S existing facility located at 2700, 2701 and 2801 Kent Avenue, West Lafayette, Indiana.

cc. “Promissory Notes” means the Loan (Mount Vernon) Promissory Note, the Loan (West Lafayette) Promissory Note and the Term Loan Promissory Note.

dd. “Real Estate” means, collectively, the Real Estate (Mount Vernon) and the Real Estate (West Lafayette).

ee. “Real Estate (Mount Vernon)” means the real estate commonly known as 1024 Middle Mount Vernon Road, Mount Vernon, Indiana, and described on the attached Schedule A-2.

ff. “Real Estate (West Lafayette)” means the real estate commonly known as 2700, 2701 and 2801 Kent Avenue, West Lafayette, Indiana, and described on the attached Schedule A-1.

gg. “Rent Assignment (Mount Vernon)” means the collateral assignment of rents and leases described in Section 5(a), including any amendment, modification or replacement thereof.

hh. “Rent Assignment (West Lafayette)” means the collateral assignment of rents and leases described in Section 5(a), including any amendment, modification or replacement thereof.

ii. “Subordinated Debt” means indebtedness of a Borrower expressly subordinated to the Indebtedness, in form and substance acceptable to Lender.

jj. “Term Loan” means the loan more particularly described in Section 2, including any renewal or extension thereof.

kk. “Term Loan Maturity Date” means November 1, 2012, when the indebtedness evidenced by the Term Loan Promissory Note is due and payable in full.

ll. “Term Loan Promissory Note” means the promissory note more particularly described in Section 5(a), including any amendment, modification, renewal, extension or replacement thereof.

        2.         Term Loan. Lender will lend to BAS, for the purpose of refinancing existing indebtedness up to Five Million Four Hundred Ten Thousand Dollars and No Cents ($5,410,000.00), in the form of a term loan, upon the terms set forth in the attached Schedule C.

        3.         (Loan West Lafayette). Lender will lend to BAS, for the purpose of funding the Project (West Lafayette), up to Two Million Two Hundred Fifty Thousand Dollars and No Cents ($2,250,000.00), in the form of a non-revolving construction line of credit/term loan, upon the terms set forth in the attached Schedule E.

        4.         Loan (Mount Vernon). Lender will lend to Borrowers, for the purpose of funding the Project (Mount Vernon), up to Two Million Three Hundred Forty Thousand Dollars and No Cents ($2,340,000.00), in the form of a non-revolving construction line of credit/term loan, upon the terms set forth in the attached Schedule K.

        5.         Loan Closing; Disbursement.

            a.         Loan Closing. The Loan Closing will be concurrent with the execution of this Agreement. At the Loan Closing, the applicable Borrower will execute and deliver to Lender, or when applicable, cause to be delivered to Lender:

1.	Term Loan Promissory Note: a promissory note from BAS in form acceptable to Lender and substantially in the form of the attached Schedule D, evidencing the Term Loan Indebtedness;

2.
Loan (West Lafayette) Promissory Note: a promissory note from BAS in form acceptable to Lender and substantially in the form of the attached Schedule F, evidencing the Loan (West Lafayette) Indebtedness;

3.
Loan (Mount Vernon) Promissory Note: a promissory note from Borrowers in form acceptable to Lender and substantially in the form of the attached Schedule L, evidencing the Loan (Mount Vernon) Indebtedness;

4.
Mortgage (West Lafayette): a mortgage from BAS in form acceptable to Lender and substantially in the form of the attached Schedule G, granting to Lender a first priority mortgage and security interest upon the Real Estate (West Lafayette) and all Fixtures thereon, as security for payment of the Indebtedness and performance of Borrowers' obligations hereunder and under the Instruments;

5.
Mortgage (Mount Vernon): a mortgage from BAS Evansville in form acceptable to Lender and substantially in the form of the attached Schedule M, granting to Lender a first priority mortgage and security interest upon the Real Estate (Mount Vernon) and all Fixtures thereon, as security for payment of the Indebtedness and performance of Borrowers' obligations hereunder and under the Instruments;

6.
Assignment of Rents and Leases (West Lafayette): an assignment of rents and leases from BAS in form acceptable to Lender and substantially in the form of the attached Schedule H, granting to Lender a first priority security interest in the leases of all or any portion of the Real Estate (West Lafayette) and in the rents payable thereunder, as security for payment of the Indebtedness and performance of Borrowers’ obligations hereunder and under the Instruments;

7.
Assignment of Rents and Leases (Mount Vernon): an assignment of rents and leases from BAS Evansville in form acceptable to Lender and substantially in the form of the attached Schedule N, granting to Lender a first priority security interest in the leases of all or any portion of the Real Estate (Mount Vernon) and in the rents payable thereunder, as security for payment of the Indebtedness and performance of Borrowers’ obligations hereunder and under the Instruments;

8.	ADA Agreement: an agreement concerning compliance with the Americans with Disabilities Act from Borrowers, in form acceptable to Lender and substantially in the form of the attached Schedule I;

9.	Environmental Certificate: a certificate concerning environmental matters from Borrowers, in form acceptable to Lender and substantially in the form of the attached Schedule J; and

10.
UCC-1 Financing Statements: a UCC-1 Financing Statement from Borrowers in favor of Lender in form acceptable to Lender, as security for payment of the Indebtedness in respect of the Loan (Mount Vernon) and performance of Borrowers’ obligations hereunder and under the Instruments, and a UCC-1 Financing Statement from BAS in favor of Lender in form acceptable to Lender, as security for payment of the Indebtedness in respect of the Term Loan and the Loan (West Lafayette) and performance of BAS’s obligations hereunder and under the Instruments (collectively, the “Financing Statements”).

         At or before the Loan Closing, Borrowers also shall satisfy the applicable requirements set forth in the attached Schedule B.

b. Disbursement.

1.
Term Loan: Subject to satisfaction of the applicable requirements set forth in the attached Schedule B and so long as there exists no Event of Default or no Event of Default would be occasioned by the making of the Term Loan, the proceeds of the Term Loan shall be disbursed to BAS at the Loan Closing or at such other time as shall be mutually agreed by BAS and Lender.

2.
Loan (West Lafayette). Upon BAS’s request at or after the Loan Closing and upon satisfaction of the applicable requirements of the attached Schedule B (but not more frequently than monthly), Lender will make an Advance under the Loan (West Lafayette) Promissory Note in an amount equal to the out-of-pocket costs incurred by BAS through the request date in construction of the Project (West Lafayette). Not less than three (3) Business Days prior to each such Advance, BAS shall satisfy the applicable requirements set forth in the attached Schedule B. However, (a) Lender’s obligation to disburse any such requested Advance will be subject to satisfactory inspection of the Real Estate (West Lafayette) by Lender or its representative; and (b) if on the date that any such Advance is to be disbursed, an Event of Default under this Agreement has occurred and is continuing, or if Borrowers are in default in the payment of any indebtedness owed by them to Lender, Lender will be relieved of its obligation to disburse any Advance and of all further obligations hereunder.

3.
Loan (Mount Vernon). Upon Borrowers’ request at or after the Loan Closing and upon satisfaction of the applicable requirements of the attached Schedule B (but not more frequently than monthly), Lender will make an Advance under the Loan (Mount Vernon) Promissory Note in an amount equal to the amounts to be refinanced and the out-of-pocket costs incurred by Borrowers through the request date in construction of the Project (Mount Vernon). Not less than three (3) Business Days prior to each such Advance, Borrowers shall satisfy the applicable requirements set forth in the attached Schedule B. However, (a) Lender’s obligation to disburse any such requested Advance will be subject to satisfactory inspection of the Real Estate (Mount Vernon) by Lender or its representative; and (b) if on the date that any such Advance is to be disbursed, an Event of Default under this Agreement has occurred and is continuing, or if Borrowers are in default in the payment of any indebtedness owed by them to Lender, Lender will be relieved of its obligation to disburse any Advance and of all further obligations hereunder.

        6.         Fees and Expenses. Borrowers agree, forthwith upon demand of Lender, to reimburse Lender for all costs and expenses Lender incurs in connection with the Loans, whether or not such Loans shall close, including, without limitation, Lender’s reasonable attorneys’ fees, appraisal fees, title insurance premiums, environmental investigation and report fees, survey fees, recording and filing fees incurred in documentation of the Loans and in the perfection of Lender’s security interests granted herein or in the Instruments, and fees in connection with the administration and enforcement of the Loans. BAS also agrees to pay to Lender at the Loan Closing a nonrefundable commitment fee of Twelve Thousand Six Hundred Sixty-Two Dollars and Fifty Cents ($12,662.50) in respect of the Term Loan and Eleven Thousand Two Hundred Fifty Dollars and No Cents ($11,250.00) in respect of the Loan (West Lafayette). In addition, Borrowers agree to pay to Lender at the Loan Closing a nonrefundable commitment fee of Eleven Thousand Dollars and No Cents ($11,000.00). Lender acknowledges receipt of Ten Thousand Dollars and No Cents ($10,000.00) from BAS, which amount shall be applied first to unreimbursed expenses and then to BAS’s obligations for payment of the commitment fees.

           7.         Borrowers’ Representations and Warranties. To induce Lender to enter into this Agreement and disburse the proceeds of the Loans to the applicable Borrower(s), each Borrower represents and warrants to Lender that each of the following statements is true and correct as of the date hereof and each of them will continue to be true and correct as of the date of the Loan Closing, and as of the date of each disbursement of proceeds of the Loans:

                    a.         Marketable title in fee simple to the Real Estate (Mount Vernon) is vested in BAS Evansville, and marketable title to the other collateral given to secure payment of the Indebtedness is vested in BAS Evansville, free and clear of any and all conflicting claims of ownership, and free from any and all mortgages, encumbrances, liens, security interests, leases, licenses, easements, restrictions, except for Permitted Exceptions, and Borrowers will defend the Real Estate (Mount Vernon) and the other collateral against any person claiming an interest in such Real Estate (Mount Vernon) or collateral adverse to the interest of Lender;

b. Neither Borrower has made or assumed an assignment of rents from or leases of the Real Estate (Mount Vernon), except the Rent Assignment (Mount Vernon);

                    c.         None of the provisions of this Agreement contravenes or is in conflict with or creates an event of default under any provision of any existing material indenture or agreement to which either Borrower is a party;

                    d.         Each financial statement of Borrowers delivered to Lender was prepared in accordance with GAAP consistent with prior years, unless specifically otherwise noted thereon, and fairly and completely present in all material respects the financial condition of Borrowers as of the date thereof and the results of their operations for the period then ended, and discloses all known or anticipated material liabilities, direct or contingent, of Borrowers. No Material Adverse Effect has occurred subsequent to the date of the most recent financial statements of Borrowers delivered to Lender.

                    e.         There are no actions, suits, proceedings or investigations pending or, to Borrowers’ knowledge, threatened against either Borrower or any of their respective properties in any court or administrative agency, and neither Borrower is in violation of any outstanding decree or order of any court or administrative agency;

                    f.         This Agreement and the Instruments evidence a business loan exempt from the Federal Truth-In-Lending Act (15 USC 1601, et seq.), the Federal Reserve Bank's Regulation Z (12 CFR 226, et seq.), and the Indiana Uniform Consumer Credit Code (IC 24-4.5-1-101, et seq.).

                    g.         Neither Borrower is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company” or an “affiliate of a holding company” or a “subsidiary of a holding company” within the meanings of the Public Utility Holding Company Act of 1935, as amended.

        8.         BAS’s Representations and Warranties. To induce Lender to enter into this Agreement and disburse the proceeds of the Loans to BAS, BAS represents and warrants to Lender that each of the following statements is true and correct as of the date hereof and each of them will continue to be true and correct as of the date of the Loan Closing, and as of the date of each disbursement of proceeds of the Loans:

                    a.         Marketable title in fee simple to the Real Estate (West Lafayette) is vested in BAS, and marketable title to the other collateral given to secure payment of the Indebtedness is vested in BAS, free and clear of any and all conflicting claims of ownership, and free from any and all mortgages, encumbrances, liens, security interests, leases, licenses, easements, restrictions, except for Permitted Exceptions, and BAS will defend the Real Estate (West Lafayette) and the other collateral against any person claiming an interest in such Real Estate (West Lafayette) or collateral adverse to the interest of Lender;

b. BAS has not made or assumed an assignment of rents from or leases of the Real Estate (West Lafayette), except the Rent Assignment (West Lafayette);

        9.         Borrowers' Affirmative Covenants. Borrowers agree that until the Indebtedness is paid in full:

                    a.         Borrowers will pay each installment of the Indebtedness in respect of the Loan (Mount Vernon) and BAS will pay each installment of the Indebtedness in respect of the Term Loan and the Loan (West Lafayette) promptly when due and in any event within any applicable grace periods;

                    b.         Borrowers will pay, promptly when due and before any penalty attaches for nonpayment, all real and personal property taxes, assessments and charges assessed against the Real Estate (Mount Vernon), and BAS will pay, promptly when due and before any penalty attaches for nonpayment, all real and personal property taxes, assessments and charges assessed against the Real Estate (West Lafayette);

                    c.         Borrowers will maintain the buildings and other improvements now or hereafter located on the Real Estate (Mount Vernon) and the fixtures now or hereafter affixed thereto, and keep them in good repair and sightly condition, and BAS will maintain the buildings and other improvements now or hereafter located on the Real Estate (West Lafayette) and the fixtures now or hereafter affixed thereto, and keep them in good repair and sightly condition;

                    d.         Borrowers will cause any lien (including, without limitation, any judgment, attachment, execution, mechanic’s lien, or federal or state income tax lien), other than the lien of property taxes and assessments, which may attach to the Real Estate (Mount Vernon) to be satisfied and released within sixty (60) days after attachment, except for liens contested in good faith in an appropriate proceeding with respect to which Borrowers have given Lender such assurances as Lender deems necessary under the circumstances;

                    e.         BAS will cause any lien (including, without limitation, any judgment, attachment, execution, mechanic’s lien, or federal or state income tax lien), other than the lien of property taxes and assessments, which may attach to the Real Estate (West Lafayette) to be satisfied and released within sixty (60) days after attachment, except for liens contested in good faith in an appropriate proceeding with respect to which BAS has given Lender such assurances as Lender deems necessary under the circumstances;

                    f.         Borrowers will comply in all material respects with all federal, state and municipal laws, ordinances, rules and regulations applicable to the ownership and operation of the Real Estate (Mount Vernon), and BAS will comply in all material respects with all federal, state and municipal laws, ordinances, rules and regulations applicable to the ownership and operation of the Real Estate (West Lafayette);

                    g.         Upon two days notice, Borrowers will allow Lender and its representatives to inspect the Real Estate (Mount Vernon) and BAS will allow Lender and its representatives to inspect the Real Estate (West Lafayette) at all reasonable times;

                    h.         BAS will promptly commence and diligently proceed with the construction of the Project (West Lafayette) in accordance with the plans and specifications therefor, and will complete the Project (West Lafayette) no later than the Loan (West Lafayette) Conversion Date; and

                    i.         Borrowers will promptly commence and diligently proceed with the construction of the Project (Mount Vernon) in accordance with the plans and specifications therefor, and will complete the Project (Mount Vernon) no later than the Loan (Mount Vernon) Conversion Date.

        10.         Borrowers' Financial Covenants. Borrowers agree that until the Indebtedness is paid in full:

a. Accounting Records.

1.
Borrowers will keep proper books of account in which full, true and correct entries will be made of all receipts and expenses related to the ownership and operation of the Real Estate (Mount Vernon), and permit Lender upon request from time to time to review such books of account.

2.
BAS will keep proper books of account in which full, true and correct entries will be made of all receipts and expenses related to the ownership and operation of the Real Estate (West Lafayette), and permit Lender upon request from time to time to review such books of account.

                    b.         Debt Service Coverage Ratio. Borrowers will not permit Borrowers’ Debt Service Coverage Ratio to fall below 1.2:1.0 at any time. “Debt Service Coverage Ratio” means the ratio, as computed from time to time from the consolidated financial statements of Borrowers, of (i) Borrowers’ net cash flow for the immediately preceding twelve (12) months, to (ii) Borrowers’ debt service requirement for the preceding twelve (12) months. For this purpose, “net cash flow” means net earnings before interest, depreciation and amortization; and “Borrowers’ debt service requirement” means the sum of all payments under the Loans of interest and principal on outstanding Indebtedness payable (or to be paid) in the preceding twelve (12) months.

                    c.         Annual Financial Statements. Borrowers will furnish to Lender as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of Borrowers, consolidated and consolidating financial statements of Borrower, certified after audit by independent certified public accountants acceptable to Lender, including a balance sheet, statement of income and retained earnings and a statement of cash flows, with accompanying notes and footnote disclosures to financial statements, accompanied by the unqualified opinion of such accountants that such financial statements fairly present in all material respects the financial condition of Borrowers as of the date thereof and the results of their operations for the period then ended, all prepared in accordance with GAAP consistent with prior years unless specifically noted thereon, and accompanied by the certificate of an officer of BAS familiar with such matters that there exists no Event of Default under the Instruments, or if any Event of Default exists, stating the nature and status thereof.

                    d.         Accounts. Borrowers will establish and maintain one or more deposit accounts with Lender within forty-five (45) days after the date hereof or such other time as the parties to this Agreement shall mutually agree.

        11.         Negative Covenants. Borrowers agree that, until the Indebtedness is paid in full, neither Borrower will, without the prior written consent of Lender:

a. commit waste on, or permit waste to be committed on, or abandon the Real Estate, or permit any nuisance or unlawful activity to be carried on the Real Estate;

                    b.         convey, sell, donate, lease, or otherwise transfer (except as set forth herein with respect to eminent domain proceedings), or dispose of (or enter into any contract or agreement to convey, sell, donate, lease, or otherwise transfer or dispose of, or grant any option to purchase, lease or otherwise acquire) the Real Estate or any interest therein, other than leases to tenants for terms, including renewal and extension options, approved in advance in writing by Lender;

                    c.         grant a second or subordinate mortgage on or security interest in the Real Estate or the fixtures affixed thereto, or become security on a recognizance or other bond, or otherwise encumber the Real Estate;

                    d.         construct, remodel, alter or demolish any building or other improvement located on the Real Estate, or incur obligations for such purposes, except for the Project (Mount Vernon) and the Project (West Lafayette); or

                    e.         create, incur, assume or suffer to exist any indebtedness except (a) trade accounts and normal business accruals payable in the ordinary course of business, (b) purchase money indebtedness, (c) indebtedness to The Provident Bank and any other lender so long as Lender and such other lenders are parties to an intercreditor agreement in form and substance acceptable to Lender, (d) Subordinated Debt, and (e) indebtedness set forth in Schedule 11(e).

        12.         Indemnification by Borrowers. Borrowers will indemnify Lender against and hold it harmless from any and all claims, demands, liabilities, damages, actions, suits, judgments, fines, penalties, loss, cost and expense (including, without limitation, reasonable attorneys’ fees) arising or resulting from, or suffered, sustained or incurred by Lender as a result (direct or indirect) of, the untruth or inaccuracy of either of Borrowers’ representations and warranties set forth herein or in any Instrument or the breach of any of the covenants of either or both Borrowers set forth herein or in any Instrument.

        13.         Insurance.

                    a.         At all times during the term of the Loan (Mount Vernon), Borrowers shall provide, maintain and keep in force policies of insurance on the Real Estate (Mount Vernon) and all Fixtures located thereon as follows:

1.	Builder's Risk insurance with limits of coverage of not less than Two Million Three Hundred Forty Thousand Dollars and No Cents ($2,340,000.00);

2.
Comprehensive general liability insurance covering its ownership and operation of the Real Estate (Mount Vernon) (and any common areas on adjoining properties) with limits of coverage not less than $1,000,000.00 in aggregate, $1,000,000 for personal injury and $1,000,000 for each occurrence, and $10,000 for medical expenses (any one person);

3.
Insurance on all buildings and improvements located on the Real Estate (Mount Vernon) and all Fixtures located thereon, in the full replacement value thereof (but not less than $2,340,000) against loss or damage resulting from fire, smoke, explosion, lightning, tornado, windstorm, hail, aircraft, vehicles, riot, riot attending a strike, civil commotion, vandalism, malicious mischief and such other risks as Lender may reasonably require;

4.
If it is determined that the Real Estate (Mount Vernon) lies in a flood zone, as determined by the United States Department of Housing and Urban Development, flood insurance shall be obtained at Borrowers’ expense. The amount of flood insurance shall be the lesser of (i) the aggregate principal amount of the Loan (Mount Vernon), or (ii) the maximum amount of flood insurance available; and

5.	Such other insurance as Lender may reasonably require.

                    b.         At all times during the term of the Term Loan and the Loan (West Lafayette), BAS shall provide, maintain and keep in force policies of insurance on the Real Estate (West Lafayette) and all Fixtures located thereon as follows:

1.	Builder's Risk insurance with limits of coverage of not less than Two Million Two Hundred Fifty Thousand Dollars and No Cents ($2,250,000.00);

2.
Comprehensive general liability insurance covering its ownership and operation of the Real Estate (West Lafayette) (and any common areas on adjoining properties) with limits of coverage not less than $1,000,000.00 in aggregate, $1,000,000 for personal injury and $1,000,000 for each occurrence, and $10,000 for medical expenses (any one person);

3.
Insurance on all buildings and improvements located on the Real Estate (West Lafayette) and all Fixtures located thereon, in the full replacement value thereof (but not less than $7,660,000) against loss or damage resulting from fire, smoke, explosion, lightning, tornado, windstorm, hail, aircraft, vehicles, riot, riot attending a strike, civil commotion, vandalism, malicious mischief and such other risks as Lender may reasonably require;

4.
If it is determined that the Real Estate (West Lafayette) lies in a flood zone, as determined by the United States Department of Housing and Urban Development, flood insurance shall be obtained at BAS’s expense. The amount of flood insurance shall be the lesser of (i) the aggregate principal amounts of the Term Loan and the Loan (West Lafayette), or (ii) the maximum amount of flood insurance available; and

5.	Such other insurance as Lender may reasonably require.

                    c.         All policies of insurance to be provided hereunder shall be from companies and in form and amount satisfactory to Lender with Standard Mortgagee Clauses (without contribution) attached to all policies in favor of and in form satisfactory to Lender, including a provision requiring that the coverages evidenced thereby shall not be terminated or materially modified without at least thirty (30) days’ prior written notice to Lender, and shall have deductibles not in excess of an amount reasonably acceptable to Lender. All policies required by this Agreement shall be written by a company or companies authorized to write such insurance in the State of Indiana and have a Best’s Key Rating Guide of A-, IX or better. Borrowers shall have all such insurance made payable to Lender and Borrowers as their interests may appear. Borrowers shall deliver to Lender original or duplicate policies, or certified copies of relevant policies if insurance is provided through blanket policies, evidencing the insurance described herein. In addition, where the original policy is unavailable, Borrowers shall provide to Lender an ACORD 27 (EPI) form with respect to casualty and, if applicable, rent loss insurance and an ACORD 25-S (COI) form with respect to liability insurance. At least ten (10) days prior to the expiration or cancellation of any such policy, Borrowers shall submit to Lender evidence showing payment of premiums required to continue existing insurance in force or new policies and certificates showing premiums paid in compliance with the foregoing provisions. If Borrowers shall fail to provide insurance and evidence thereof as required hereby, Lender may obtain it at Borrowers’ expense. Any amounts paid by Lender for any such policy shall be treated as an advance.

                    d.         Neither Borrower shall procure separate insurance concurrent in coverage or contributing in the event of loss with the insurance coverage required to be maintained hereunder unless Lender is included thereon under a Standard Mortgagee Clause acceptable to Lender. Borrowers shall immediately notify Lender whenever any such separate insurance is procured and shall promptly deliver to Lender the policy or policies of insurance. In the event of a foreclosure or transfer of title to the Real Estate, in lieu of foreclosure, or by purchase at foreclosure sale, all interest in any insurance policies in force shall pass to Lender, transferee or purchaser as the case may be.

                    e.         All policies of insurance required by the terms of this Agreement shall contain an endorsement or agreement by the insurer that any loss will be payable in accordance with the terms of such policy notwithstanding any act or negligence of a Borrower which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deduction against such Borrower.

        14.         Events of Default; Acceleration. The entire Indebtedness will, at the option of Lender, be immediately due and payable upon the occurrence of any of the following "Events of Default":

a. Borrowers fail to pay any installment of the Indebtedness in respect of the Loan (Mount Vernon) within ten (10) days after the same is due;

b. BAS fails to pay promptly when due any installment of the Indebtedness in respect of the Term Loan or the Loan (West Lafayette) within ten (10) days after the same is due;

c. Either Borrower makes any materially incorrect or misleading representation in any financial statements or other information delivered to Lender;

d. Any of the representations or warranties made in this Agreement or in the other Instruments are or prove to have been false in any material respect;

                    e.         Either Borrower fails to observe or perform any obligation to be observed or performed by such party under this Agreement or the other Instruments and fails to cure such default after thirty (30) days written notice; provided that is such default cannot reasonably be cured within such thirty (30) day period and such Borrower will have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period will be extended for so long as it will require such Borrower in the exercise of due diligence to cure such default, but in any event no longer than sixty (60) days after such written notice;

                    f.         A judgment is entered against either Borrower or any injunction, attachment, or garnishment is issued against any assets of either Borrower and such injunction, attachment, or garnishment has a Material Adverse Effect upon such Borrower;

                    g.         Either Borrower fails to pay when due or within any applicable grace period any indebtedness under any existing or future agreement for borrowed money pursuant to which such Borrower has incurred indebtedness;

                    h.         Either Borrower makes an assignment for the benefit of creditors; consents to the appointment of a custodian, receiver or trustee for itself or for a substantial part of such party’s assets; or commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction;

                    i.         A custodian, receiver or trustee is appointed for either Borrower or for a substantial part of either Borrower's assets without such Borrower's consent and is not removed within sixty (60) days after such appointment;

                    j.         Proceedings are commenced against either Borrower under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction, and such proceedings remain undismissed for sixty (60) days after commencement, or such Borrower consents to such proceedings;

k. Either Borrower is dissolved; or

l. All or any part of the Real Estate or any interest therein is transferred without Lender’s prior written consent, said consent being in Lender’s sole discretion.

         Upon the occurrence of any such Event of Default and the failure to cure such Event of Default within the time period, if any, set forth herein or in the applicable Instrument, and at any time thereafter so long as the default continues, unless such rights are waived by Lender, Lender shall have the right, in addition to any other rights set forth in the Instruments, to:

aa. terminate this Agreement and its obligations hereunder;

bb. declare the entire Indebtedness to be immediately due and payable;

cc. declare defaults and exercise any or all of the remedies available to it under any or all of the Instruments;

dd. exercise its right of setoff against any and all sums (including amounts on deposit) owed by Lender to either Borrower; and

ee. exercise any other right or remedy available to it at law or in equity.

The foregoing remedies will be cumulative and not exclusive, and may be exercised at any time and from time to time as the occasion arises.

        15.         Lender’s Right to Cure. Upon the occurrence of an Event of Default, Lender may, at its option and without notice, advance for the account of Borrowers such sum or sums as may be reasonably necessary to cure such Event of Default. All sums so advanced, together with interest thereon from the date of advancement at a rate equal to four percent (4%) per annum over the highest rate of interest then in effect as provided in the Promissory Notes will become part of the Indebtedness, and will be immediately due and payable without notice or demand.

        16.         Waivers. Each Borrower waives any demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to the Loans and the collateral given to secure repayment thereof, each Borrower assents to any extension or postponement of the time of payment or other indulgence, to any substitution, exchange, or release of collateral, to the addition or release of any party or operation primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment of any of the foregoing, all in such manner and at such time or times as Lender may deem advisable. Lender will have no duty as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof. Lender may exercise its rights with respect to the collateral without resorting or regard to other collateral or sources of reimbursement for the Loans. Lender will not be deemed to have waived any of its rights under this Agreement unless such waiver is in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right will operate as a waiver of such right of any other right and a waiver on any one occasion will not be construed as a bar to or waiver of any right on any future occasion.

        17.         Notices. All notices to be given pursuant to this Agreement will be sufficient if given by personal service, or by guaranteed overnight delivery service, or by postage prepaid mailing by certified or registered mail with return receipt requested, to the parties as set forth below, or to such other address as a party may request by notice given pursuant to this Section. Any time period provided in the giving of any notice hereunder shall commence upon the date of personal service, the day after delivery to the guaranteed overnight delivery service, or two (2) days after mailing certified or registered mail. However, any failure to give notice in accordance with the terms of this Section will not invalidate such notice if such notice was in fact in writing and actually received by the party to whom it was directed.

BORROWERS:	Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, Indiana 47906
Attention: Douglas P. Wieten

BAS Evansville, Inc.
10424 Middle Mt. Vernon Road
Mount Vernon, Indiana 47620
Attention: Michael P. Sylvon, Ph.D.

LENDER:	UNION PLANTERS BANK, N.A 437 South Street P.O. Box 780 Lafayette, IN 47902-0780 Attention: Daniel R. House

        18.         Uniform Commercial Code Article 9. In connection with the perfection of Lender’s security interest in collateral under Article 9 of the Uniform Commercial Code (any term used in the Uniform Commercial Code and not otherwise defined in this Agreement has the meaning given to the term in the Uniform Commercial Code, as amended from time to time),

a. Each Borrower represents and warrants to Lender that such Borrower is a corporation duly organized and existing under the laws of the State of Indiana.

b. BAS'S exact legal name and the address of BAS's chief executive office is as follows:

                                                        Bioanalytical Systems, Inc.
                                                        2701 Kent Avenue
                                                        West Lafayette, Indiana 47906.

c. BAS Evansville's exact legal name and the address of BAS Evansville's chief executive office is as follows:

                                                        BAS Evansville, Inc.
                                                        10424 Middle Mt. Vernon Rd.
                                                        Mt. Vernon, IN 47620

                    d.         Each Borrower covenants that such Borrower will not change the state of such Borrower’s incorporation or organization, the location of such Borrower’s chief executive office, or such Borrower’s legal name without providing Lender with at least thirty (30) days prior written notice.

                    e.         Borrowers authorizes Lender to file the Financing Statements describing the Fixtures and any or all other collateral. Additionally, Borrowers authorize Lender to file Financing Statements describing any agricultural liens or other statutory liens held by Lender.

                    f.         Borrowers shall have possession of all collateral, except where expressly provided otherwise in this Agreement or where Lender chooses to perfect its security interest by possession in addition to the filing of the Financing Statements. Where collateral is in the possession of a third party, the applicable Borrower will join with Lender in notifying the third party of Lender’s interest and obtaining an acknowledgment from third party that it is holding the collateral for the benefit of Lender.

        19.         WAIVER OF JURY TRIAL. THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE PROMISSORY NOTES, THE INSTRUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF ANY PARTY. NONE OF THE PARTIES SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY OF THE PARTIES EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

        20.         Miscellaneous.

                    a.         If at any time or times by assignment or otherwise Lender transfers the Loans and any collateral therefor, such transfer will carry with it Lender’s powers and rights under this Agreement with respect to the Loans and collateral transferred, and the transferee will become vested with said powers and rights whether or not they are specifically referred to in the transfer;

                    b.         To the extent that a Borrower makes a payment to Lender or Lender enforces its security interest and lien or exercises its right of setoff, and such payment(s) or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to any party, then to the extent of such recovery, the Loans or the part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such setoff or enforcement had not occurred and will be Loans secured by the collateral;

                    c.         This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, will be governed by the Uniform Commercial Code and other applicable laws of the State of Indiana. Whenever possible each provision of this Agreement will be interpreted in such a manner as to be effective and valid upon applicable law, but if any provision of this Agreement will be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement;

d. All rights and privileges of Lender hereunder will inure to the benefit of its successors and assigns;

e. Neither Borrower shall have the right to assign any of such Borrower’s rights or delegate any of such Borrower’s obligations hereunder without the prior written consent of Lender.

f. The parties agree to be bound by any and all additional conditions, covenants, representations and warranties which are set forth in the Instruments to the same extent as if set forth herein;

                    g.         This Agreement is intended by the parties to incorporate their entire understanding with respect to the subject matter hereof, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement, including, without limitation, any commitment letter or agreement previously executed by the parties or any of them.

                    h.         Lender may take or release any security, may release any party liable for any Indebtedness under this Agreement, may grant extensions, renewals, or indulgences with respect to such Indebtedness, and may apply any security therefor held by it to the satisfaction of such Indebtedness without prejudice to any of its rights hereunder.

i. The Indebtedness and all other sums payable hereunder will be payable without relief from valuation and appraisement laws, and with reasonable attorneys’ fees and costs of collection.

         MADE on the date first above written.

LENDER: UNION PLANTERS BANK, N.A. By: /s/ Daniel R. House Daniel R. House, Senior Vice President

BORROWERS:

BIOANALYTICAL SYSTEMS, INC.

By:  /s/ Peter T. Kissinger
Peter T. Kissinger, Ph.D.,
Chairman and Chief Executive Officer

BAS EVANSVILLE, INC.

By:  /s/ Peter T. Kissinger
Peter T. Kissinger, President